1 UNITED STATES DISTRICT COURT DISTRICT OF MASSACHUSETTS IN RE SESEN BIO, INC. DERIVATIVE LITIGATION Lead Case No.: 1:21-cv-11538-RGS STIPULATION OF SETTLEMENT This Stipulation of Settlement (the “Stipulation”) is made and entered into by the following Parties (as defined herein in ¶1.18 below), each by and through their respective counsel: (1) plaintiffs in the above-captioned consolidated stockholder derivative action (the “Consolidated Action”), Joshua Myers (“Myers”) and Peter D’Arcy (“D’Arcy”) (“Derivative Plaintiffs”); plaintiff Hao Tang (“Tang”) (“State Plaintiff”) in the shareholder derivative action captioned Tang v. Cannell, et al., Case No. 2281-cv-00135, pending in the Superior Court of Massachusetts (Middlesex County) (the “State Derivative Action”); and stockholders Jeremy Spence (“Spence”) and Brian Moran (“Moran”) who, in letters dated October 29, 2021 and June 23, 2022, respectively, demanded that Sesen Bio produce books and records pursuant to Section 220 of the Delaware General Corporations Law (the “220 Demands” and, together with the Consolidated Action and the State Derivative Action, the “Actions”) and collectively with the Derivative Plaintiffs and State Plaintiff, “Plaintiffs”; (ii) individual defendants Thomas R. Cannell (“Cannell”), Jay S. Duker (“Duker”), Jane V. Henderson (“Henderson”), Carrie L. Bourdow (“Bourdow”), Peter K. Honig (“Honig”), Michael Jewett (“Jewett”), Jason A. Keyes (“Keyes”) and Monica Forbes (“Forbes” and collectively the “Individual Defendants”); and (3) nominal defendant Sesen Bio, Inc. (“Sesen Bio” or the “Company”) and together with the Individual Defendants, the “Defendants”); and (4) the “Parties” refers collectively to Sesen Bio, the

2 Individual Defendants and Plaintiffs).1 This Stipulation, subject to approval by the United States District Court for the District of Massachusetts, is intended to fully, finally, and forever resolve, discharge, and settle any and all Released Claims (as defined herein in ¶1.25 below), upon the terms and subject to the conditions set forth herein. I. FACTUAL AND PROCEDURAL BACKGROUND The Actions allege that the Individual Defendants, among other things, breached their fiduciary duties to the Company by making a series of materially false and misleading statements and omissions regarding Sesen Bio’s business, operations, and prospects, mismanaging the Company, and failing to maintain an adequate system of oversight, disclosure, and internal controls. First, Plaintiffs allege that, beginning on December 21, 2020, certain of the Individual Defendants caused the Company to issue false and misleading press releases and file documents with the SEC that touted, as to Vicineum, the Company’s most advanced product candidate, its safety profile, efficacy, and trial results and the ostensible progress it had made towards swift regulatory approval in the United States and Europe, including FDA approval of the Vicineum Biologics License Application (“BLA”), and in preparing to commercialize Vicineum. The Actions further allege that, in submitting the Vicineum BLA to the FDA, the Company included results from clinical sites where investigator misconduct had occurred (the “Submission Misconduct”) and that the Company failed to publicly disclose the Submission Misconduct. 1 Although only filed in the Consolidated Action, this Stipulation also resolves the 220 Demands and the State Derivative Action. Within five (5) days after the Judgment (as defined herein in ¶1.15 below) becomes Final (as defined herein in ¶1.12 below), Plaintiff Tang will voluntarily dismiss the State Derivative Action with prejudice.

3 Plaintiffs allege that, as a result of the foregoing, Vicineum was subject to material risks that threatened regulatory approval both in the United States and in Europe. A. The Consolidated Action On September 20, 2021, Plaintiff Myers filed a shareholder derivative action on behalf of nominal defendant Sesen Bio in the United States District Court for the District of Massachusetts asserting claims for breach of fiduciary duty against Defendants Cannell, Duker, Henderson, Bourdow, and Keyes, and for contribution under Sections 10(b) and 21D of the Securities Exchange Act of 1934 (“Exchange Act”) against Defendants Cannell and Monica Forbes (“Forbes”), captioned Myers v. Sesen Bio, Inc. et al., Case No. 1:21-cv-11538-RGS (the “Myers Action”). On September 24, 2021, Plaintiff Peter D’Arcy filed a shareholder derivative action in the United States District Court for the District of Massachusetts alleging substantially similar facts and making claims for breach of fiduciary duty, unjust enrichment, abuse of control, gross mismanagement, and waste of corporate assets against Defendants Cannell, Forbes, Duker, Henderson, Bourdow, Keyes, Honig, and Jewett, for contribution under Sections 10(b) and 21D of the Exchange Act against Defendants Cannell and Forbes, and for violations of Section 14(a) of the Exchange Act against Defendants Cannell, Bourdow, Duker, Henderson, and Keyes, captioned D’Arcy v. Cannell, et al., Case No. 1:21-cv-11577-RGS (the “D’Arcy Action”). On October 19, 2021, the United States District Court for the District of Massachusetts entered an order in this Consolidated Action consolidating the Myers Action and the D’Arcy Action under the new caption In re Sesen Bio, Inc. Derivative Litigation, Lead Case No. 1:21-cv- 11538-RGS. On December 22, 2021, the United Stated District Court for the District of Massachusetts issued an order approving the parties’ stipulation staying the Consolidated Action pending the

4 outcome of the motion to dismiss filed by Sesen Bio, Cannell and Forbes in the related securities class action captioned In Re Sesen Bio Inc. Securities Litigation, Master File No. 1:21-cv-07025- AKH (United States District Court for the Southern District of New York) (“the Securities Action”). On May 1, 2022, pursuant to the December 21, 2021 stipulation to stay and the January 14, 2022 order approving the parties’ stipulation to stay (D.E. 9), the Derivative Plaintiffs filed a Verified Consolidated Shareholder Derivative Complaint (D.E. 11). B. The State Derivative Action On January 12, 2022, Plaintiff Tang filed a shareholder derivative action in the Superior Court of Massachusetts (Middlesex County) alleging substantially similar facts and claims as asserted in the Federal Derivative Action against Defendants Cannell, Forbes, Duker, Henderson, Bourdow, Keyes, Honig, and Jewett, captioned Tang v. Cannell, et al., Case No. 2281-cv-00135 (the “State Derivative Action”). On May 18, 2022, the Superior Court of Massachusetts issued an order approving the parties’ stipulation staying the State Derivative Action pending the outcome of the motion to dismiss filed by Sesen Bio, Cannell and Forbes in the Securities Action. C. The 220 Demands In a letter dated October 29, 2021, stockholder Jeremy Spence demanded that Sesen Bio produce books and records pursuant to Section 220 of the Delaware General Corporations Law to facilitate his investigation of the same factual and legal issues as alleged in the Federal Derivative Action and the State Derivative Action (the “Spence 220 Demand”). In a letter dated June 23, 2022, stockholder Brian Moran demanded that Sesen Bio produce books and records pursuant to Section 220 of the Delaware General Corporations Law to facilitate

5 his investigation of the same factual and legal issues as alleged in the Federal Derivative Action and the State Derivative Action (the “Moran 220 Demand”).2 D. Settlement Negotiations On June 21, 2022, Plaintiffs’ counsel in the Consolidated Action and in the State Derivative Action served Defendants with a settlement demand, which was later joined by stockholder’s counsel in the Spence 220 Demand. The Derivative Plaintiffs, the State Plaintiff, Spence, Sesen Bio and the Individual Defendants negotiated the terms of a potential settlement of the Actions by email and teleconference from June 21, 2022 through June 29, 2022. The Derivative Plaintiffs, the State Plaintiff, Spence, Sesen Bio and the Individual Defendants participated in a full-day mediation to resolve the Actions with Jed Melnick, Esq. of JAMS, as mediator (“Mediator”), on July 6, 2022. After the mediation, the Derivative Plaintiffs, the State Plaintiff, Spence, Sesen Bio and the Individual Defendants engaged in further negotiations. The Derivative Plaintiffs, the State Plaintiff, Spence, Sesen Bio and the Individual Defendants reached an agreement in principle on the material terms of the settlement, including the corporate governance reforms that Sesen Bio agreed to adopt as consideration for the settlement, set forth in full in Exhibit A hereto (the “Reforms”), which agreement was memorialized in a Memorandum of Understanding, fully executed by the Derivative Plaintiffs, the State Plaintiff, Spence, Sesen Bio and the Individual Defendants on July 13, 2022. 2 Due to COVID-related remote working issues, the Moran 220 Demand was not received by Sesen Bio’s in-house and external counsel until July 14, 2022.

6 On August 4, 2022, Moran reviewed the Memorandum of Understanding and confirmed his agreement that the corporate governance reforms provided for therein were sufficient to resolve the claims asserted in the Moran 220 Demand. Only after the Parties agreed in principle to the material terms of the proposed settlement, did they separately negotiate, at arm’s length, and with substantial assistance from the Mediator, the attorneys’ fees and expenses that would be payable to Plaintiffs’ Counsel in recognition of the substantial benefits achieved through the Settlement. On or about August 5, 2022, the Parties agreed to the Mediator’s proposal for the attorneys’ fees and expenses to be paid to Plaintiffs’ Counsel by or on behalf of the Defendants. Defendants ultimately agreed to pay or cause their insurers to pay Plaintiffs’ Counsel $630,000 for their attorneys’ fees and expenses. II. PLAINTIFFS’ CLAIMS AND THE BENEFITS OF SETTLEMENT Plaintiffs believe that their derivative claims have substantial merit, and Plaintiffs’ entry into this Stipulation is not intended to be and shall not be construed as an admission or concession concerning the relative strength or merit of the claims alleged in the Actions. However, Plaintiffs and Plaintiffs’ Counsel (defined herein in ¶1.21 below) recognize and acknowledge the significant risk, expense, and length of continued proceedings necessary to prosecute the derivative claims against the Individual Defendants through trial and possible appeals. Plaintiffs’ Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially in complex cases such as those comprising the Actions, as well as the difficulties and delays inherent in such litigation. Plaintiffs’ Counsel are also mindful of the inherent problems of establishing standing in derivative litigation, and the possible defenses to the claims alleged in the Actions. Plaintiffs’ Counsel have conducted extensive investigation and analysis, including, inter alia: (i) reviewing and analyzing Sesen Bio press releases, public statements, filings with the U.S.

7 Securities and Exchange Commission (“SEC”); (ii) reviewing and analyzing securities analysts’ reports and advisories and media reports about the Company; (iii) reviewing and analyzing the pleadings contained in the Securities Action; (iv) researching the applicable law with respect to the claims alleged and the potential defenses thereto; (v) preparing and filing the complaints in the Actions and the consolidated complaint in the Consolidated Action; (vi) researching and evaluating factual and legal issues relevant to the claims; (vii) conducting damages analyses and research into the Company’s corporate governance structure in connection with settlement efforts; (viii) preparing comprehensive written settlement demands and modified demands over the course of the Parties’ settlement negotiations; (ix) preparing materials for the in-person mediation; (x) participating in the in-person mediation and multiple follow-on settlement negotiations; (xi) engaging in settlement negotiations with Defendants’ counsel regarding the specific facts, and perceived strengths and weaknesses of the Actions, and other issues in an effort to facilitate negotiations; and (xii) negotiating the material terms of the settlement, and negotiating and drafting this comprehensive Stipulation. Based on Plaintiffs’ Counsel’s thorough review and analysis of the relevant facts, allegations, defenses, and controlling legal principles, Plaintiffs’ Counsel believe that the Settlement set forth in this Stipulation is fair, reasonable, and adequate, and confers substantial benefits upon Sesen Bio. Based upon Plaintiffs’ Counsel’s evaluation, Plaintiffs have determined that the Settlement is in the best interests of Sesen Bio and have agreed to settle the Actions upon the terms and subject to the conditions set forth herein. III. DEFENDANTS’ DENIALS OF WRONGDOING AND LIABILITY Defendants have denied and continue to deny each and all of the claims and contentions alleged by Plaintiffs in the Actions. Defendants have expressly denied and continue to deny all

8 charges of wrongdoing or liability against them arising out of any of the conduct, statements, acts, or omissions alleged, or that could have been alleged, in the Actions. Nonetheless, Defendants have concluded that it is desirable for the Actions to be fully and finally settled in the matter and upon the terms and conditions set forth in this Stipulation. Defendants have also taken into account the uncertainty and risks inherent in any litigation, including but not limited to the challenges of engaging in discovery in complex cases like this. Defendants have, therefore, determined that it is in their best interests for the Actions to be settled in the manner and upon the terms and conditions set forth in this Stipulation. Neither this Stipulation, nor any of its terms or provisions, nor entry of the Judgment (defined herein in ¶1.15 below), nor any document or exhibit referred or attached to this Stipulation, nor any action taken to carry out this Stipulation, is, may be construed as, or may be used as evidence of the validity or infirmity of any of the Released Claims or an admission by or against any Defendant of any fault, wrongdoing, or concession of liability or non-liability whatsoever. IV. TERMS OF STIPULATION AND AGREEMENT OF SETTLEMENT NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED by and among the undersigned counsel for the Parties, in consideration of the benefits flowing to the Parties from the Settlement, and subject to the approval of the United States District Court for the District of Massachusetts, that the Released Claims shall be finally and fully compromised, settled, and released, and the Actions shall be dismissed with prejudice and with full preclusive effect as to all Releasing Parties, upon and subject to the terms and conditions of this Stipulation, as set forth below.

9 1. DEFINITIONS As used in this Stipulation, the following terms have the meanings specified below: 1.1 “Actions” means the Consolidated Action, the State Derivative Action and the 220 Demands. 1.2 “Board” means Sesen Bio’s Board of Directors. 1.3 “Claims” means claims, demands, rights, liabilities, losses, obligations, duties, damages, costs, debts, expenses, interest, penalties, sanctions, fees, attorneys’ fees, actions, potential actions, causes of action, suits, judgments, defenses, counterclaims, offsets, decrees, matters, issues, and controversies of any kind, nature, or description whatsoever, whether direct or derivative, known or unknown, disclosed or undisclosed, accrued or unaccrued, apparent or not apparent, foreseen or unforeseen, matured or not matured, suspected or unsuspected, liquidated or not liquidated, fixed or contingent, held at any point from the beginning of time to the date of the Stipulation’s execution. 1.4 “Consolidated Action” means the consolidated derivative action pending in this Court, captioned In Re Sesen Bio, Inc. Derivative Litigation, Lead Case No. 1:21-cv-11538-RGS (D. Mass.) 1.5 “Court” means the United States District Court for the District of Massachusetts. 1.6 “Current Sesen Bio Stockholders” means any Person or Persons who are record or beneficial owners of Sesen Bio stock as of the date of this Stipulation, and who continue to own Sesen Bio common stock as of the date of the Settlement Hearing, and their successors-in-interest, excluding the Individual Defendants, the officers and directors of Sesen Bio, members of their immediate families, and their legal representatives, heirs, successors, or assigns, and any entity in which any of the Individual Defendants has or has had a controlling interest.

10 1.7 “Defendants” means the Individual Defendants and nominal defendant Sesen Bio. 1.8 “Defendants’ Counsel” means undersigned counsel for the Individual Defendants and for nominal defendant Sesen Bio. 1.9 “Derivative Plaintiffs” means plaintiffs Joshua Myers and Peter D’Arcy in the Consolidated Action. 1.10 “Effective Date” means the date by which all of the events and conditions specified in Section IV (¶6.1) have been met and have occurred. 1.11 “Fee and Expense Award” means the terms of the sum to be paid to Plaintiffs’ Counsel for their attorneys’ fees and expenses, as detailed in Section IV (¶¶4.1, 4.2) of this Stipulation, subject to approval by the Court. 1.12 “Final” means when the last of the following, with respect to the Judgment approving this Stipulation, substantially in the form of Exhibit D, attached hereto, shall have occurred: (1) the expiration of the time to file a notice of appeal from the Judgment without a notice of appeal having been filed; or (2) if an appeal has been filed, the court of appeal has either affirmed the Judgment or dismissed that appeal and the time for any reconsideration or further appellate review has passed; or (3) if a higher court has granted further appellate review, that court has either affirmed the underlying Judgment or affirmed the court of appeal’s decision affirming the Judgment or dismissing the appeal. 1.13 “Sesen Bio” or the “Company” means nominal defendant Sesen Bio, Inc., and its affiliates, subsidiaries, predecessors, successors, and assigns. 1.14 “Individual Defendants” means Thomas R. Cannell (“Cannell”), Jay S. Duker (“Duker”), Jane V. Henderson (“Henderson”), Carrie L. Bourdow (“Bourdow”), Peter K. Honig (“Honig”), Michael Jewett (“Jewett”), Jason A. Keyes (“Keyes”) and Monica Forbes (“Forbes”).

11 1.15 “Judgment” means the Order and Final Judgment entered by the Court that dismisses the Consolidated Action pursuant to the Settlement, substantially in the form of Exhibit D attached hereto. 1.16 “Mediator” means Jed D. Melnick, Esq. of JAMS. 1.17 “Notice” means the Notice of Pendency and Proposed Settlement of Stockholder Derivative Actions, substantially in the form of Exhibit C attached hereto. 1.18 “Parties” means Plaintiffs and Defendants. 1.19 “Person” means any natural person, individual, corporation, partnership, limited partnership, limited liability partnership, limited liability company, association, joint venture, joint stock company, estate, legal representative, trust, unincorporated association, government, or any political subdivision or agency thereof, any business or legal entity, and any spouse, heir, legatee, executor, administrator, predecessor, successor, representative, or assign of any of the foregoing. 1.20 “Plaintiffs” means Derivative Plaintiffs, plaintiff Hao Tang and stockholders Jeremy Spence and Brian Moran. 1.21 “Plaintiffs’ Counsel” means Gainey McKenna & Egleston and The Brown Law Firm, P.C. as Counsel for Derivative Plaintiffs, The Rosen Law Firm, P.A. as counsel for plaintiff Tang, Hynes & Hernandez, LLC as counsel for stockholder Spence and Rigrodsky Law, P.A. as counsel for stockholder Brian Moran. 1.22 “Preliminary Approval Order” means the Preliminary Approval Order entered by the Court that preliminarily approves the Settlement, authorizes the form and manner of providing notice of the Settlement to Current Sesen Bio Stockholders, and sets a date for the Settlement Hearing, substantially in the form of Exhibit B attached hereto.

12 1.23 “Reforms” means the corporate governance reforms set forth in Exhibit A attached hereto, which the Company shall adopt, implement, and/or maintain, pursuant to and in accordance with this Stipulation. 1.24 “Related Persons” means, with respect to any Person, all of such Person’s current and former spouses, domestic partners, parents, associates, subsidiaries, affiliates, equity owners, officers, directors, employees, agents, attorneys, accountants, members, managers, advisors, insurers, partners, control persons, family members (in their capacities as such), representatives, predecessors, successors, and assigns; and all heirs, executors, trustees, representatives, and administrators of any of the foregoing. 1.25 “Released Claims” shall collectively mean: (i) any and all claims for relief (including Unknown Claims, as defined in ¶1.30 below), actions, suits, claims, debts, disputes, demands, rights, liabilities, sums of money due, judgments, matters, issues, charges of any kind (including, but not limited to, any claims for interest, attorneys’ fees, expert or consulting fees, and any other costs, expenses, amounts, or liabilities whatsoever), and claims of relief or causes of action of every nature and description whatsoever, known or unknown, whether or not concealed or hidden, asserted or unasserted, fixed or contingent, accrued or unaccrued, liquidated or unliquidated, at law or in equity, matured or unmatured, foreseen or unforeseen, whether arising under federal or state statutory or common law, or any other law, rule, or regulation, whether foreign or domestic, that were asserted in the Actions or could have been asserted in the Actions by Plaintiffs, Sesen Bio, or by any other stockholder of Sesen Bio, against each and every Defendant and the Released Persons, arising out of, relating to, or based upon the subject matter, allegations, facts, transactions, matters, events, occurrences, acts, disclosures, statements, SEC filings, practices, omissions, or failures to act that were alleged, set forth, involved, or referred to

13 in the complaints filed in the Actions; (ii) any and all claims (known or unknown) against each and every Defendant and the Released Persons that would have been barred by res judicata had the Actions been fully litigated to final judgment; and (iii) any claims in connection with, based upon, arising out of, or relating to the Settlement, but excluding any claims to enforce the Settlement set forth in this Stipulation. 1.26 “Released Persons” means, collectively, Sesen Bio, the Individual Defendants, and their Related Persons, and Defendants’ Counsel. “Released Person” means, individually, any of the Released Persons. 1.27 “Releasing Parties” means Plaintiffs and their Related Persons, all other Current Sesen Bio Stockholders (solely in their capacity as Sesen Bio stockholders) and their Related Persons, Plaintiffs’ Counsel, and Sesen Bio. “Releasing Party” means, individually, any of the Releasing Parties. 1.28 “Settlement” means the settlement and compromise of the derivative claims asserted in the Actions as provided for in this Stipulation. 1.29 “Settlement Hearing” means the hearing set by the Court to review the adequacy, fairness, and reasonableness of the Settlement set forth in this Stipulation and to determine: (i) whether to enter the Judgment; and (ii) all other matters properly before the Court. 1.30 “Unknown Claims” means any claim(s) that any Releasing Party does not know of or suspect to exist in his, her, or its favor at the time of the release of the Released Persons, including claims that, if known by him, her, or it, might have affected his, her, or its settlement with and release of the Released Persons or might have affected his, her, or its decision not to object to this Settlement. With respect to any and all Released Claims, including Unknown Claims, the Parties stipulate and agree that, upon the Effective Date, the Releasing Parties shall

14 expressly waive and relinquish, and each Current Sesen Bio Stockholder shall be deemed to have and by operation of the Judgment shall have expressly waived and relinquished to the fullest extent permitted by law, the provisions, rights and benefits conferred by and under California Civil Code § 1542, and any other law of the United States or any state or territory of the United States, or principle of common law, which is similar, comparable or equivalent to California Civil Code § 1542, which provides: A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY. The Releasing Parties acknowledge that they and Current Sesen Bio Stockholders may hereafter discover facts in addition to or different from those now known or believed to be true by them, with respect to the subject matter of the Released Claims, but the Releasing Parties, and every Current Sesen Bio Stockholder shall be deemed to and by operation of the Judgment shall completely, fully, finally, and forever compromise, settle, release, discharge, and extinguish any and all Released Claims, known or unknown, suspected or unsuspected, contingent or non- contingent, accrued or unaccrued, apparent or unapparent, whether or not concealed or hidden, which do now exist, or heretofore existed, or may hereafter exist, upon any theory of law or equity now existing or coming into existence in the future, and without regard to the subsequent discovery of additional or different facts. The Parties acknowledge that the foregoing waiver was separately bargained for and is a key element of the Stipulation of which this release is a material and essential part.

15 2. TERMS OF THE SETTLEMENT 2.1 As a result of the filing, pendency, and settlement of the Actions, other than as set forth below, within thirty (30) days of the date that the Court enters the Judgment, the Board of Sesen Bio shall adopt, implement and/or maintain the Reforms, detailed in Exhibit A attached hereto, for a period of no less than three (3) years. 2.2 Sesen Bio acknowledges and agrees that the Reforms confer substantial benefits upon Sesen Bio and its stockholders. Sesen Bio also acknowledges and agrees that the filing, pendency, and settlement of the Actions was the primary cause of the Company’s decision to adopt, implement and/or maintain such Reforms. 3. APPROVAL AND NOTICE 3.1 Promptly after execution of this Stipulation, the Derivative Plaintiffs and Defendants shall submit this Stipulation together with its exhibits to the Court and shall jointly apply for entry of an order (the “Preliminary Approval Order”), substantially in the form of Exhibit B attached hereto, requesting: (i) preliminary approval of the Settlement set forth in this Stipulation; (ii) approval of the form and manner of providing notice of the Settlement to Current Sesen Bio Stockholders; and (iii) a date for the Settlement Hearing. 3.2 Sesen Bio shall undertake the administrative responsibility for giving notice to Current Sesen Bio Stockholders and shall be solely responsible for paying the costs and expenses related to providing notice to Current Sesen Bio Stockholders. Within ten (10) days after the entry of the Preliminary Approval Order, Sesen Bio shall: (1) post a copy of the Notice of Pendency and Proposed Settlement of Stockholder Derivative Actions, substantially in the form of Exhibit C attached hereto (“Notice”) and the Stipulation and exhibits thereto on the Company’s website; (2) publish the Notice one time in an edition of Investor’s Business Daily; and (3) file the Notice and

16 Stipulation and exhibits thereto as an attachment to a Form 8-K with the SEC. The Notice shall provide a link to Sesen Bio’s website where the Notice and Stipulation and exhibits thereto may be viewed through the date of the Settlement Hearing. The Parties believe the content and manner of the notice, as set forth in this paragraph, constitutes adequate and reasonable notice to Current Sesen Bio Stockholders pursuant to applicable law and due process. No later than twenty (20) days following entry of the Preliminary Approval Order, Defendants’ Counsel shall file with the Court an appropriate affidavit or declaration with respect to posting, publishing, and filing the notice of the Settlement. 3.3 Pending the Effective Date, all proceedings in the Actions shall be stayed except as otherwise provided herein. 3.4 Pending the Effective Date or the termination of the Stipulation according to its terms, Plaintiffs, Plaintiffs’ Counsel, and any Current Sesen Bio Stockholders, derivatively on behalf of Sesen Bio, and anyone who acts or purports to act on their behalf, are barred and enjoined from commencing, prosecuting, instigating, or in any way participating in the commencement or prosecution of any action asserting any Released Claims against any of the Released Persons in any court or tribunal. 3.5 Within five (5) days after the Judgment becomes Final, the parties to the State Derivative Action shall file the appropriate documents in the State Derivative Action to voluntarily dismiss the State Derivative Action with prejudice. 3.6 Within five (5) days after the Judgment becomes Final, Spence and Moran will confirm in writing that the 220 demands are withdrawn and of no further force and effect.

17 4. ATTORNEYS’ FEES AND REIMBURSEMENT OF EXPENSES 4.1 In recognition of the substantial benefits conferred upon Sesen Bio as a direct result of the Reforms and Plaintiffs’ and Plaintiffs’ Counsel’s efforts in connection with the Actions, and subject to Court approval, Defendants shall pay or cause to be paid to Plaintiffs’ Counsel’s attorneys’ fees and expenses in the total amount of six hundred and thirty thousand dollars ($630,000) (the “Fee and Expense Award”). Such Fee and Expense Award shall cover all fees and expenses for all Plaintiffs’ Counsel in the Actions; in no event shall Defendants be required to pay or cause to be paid more than $630,000. 4.2 The Fee and Expense Award, or such other lesser amount as may be awarded by the Court, shall constitute final and complete payment for Plaintiffs’ Counsel’s attorneys’ fees and expenses that have been incurred or will be incurred in connection with the Actions. The Fee and Expense Award shall be funded to the escrow account of The Brown Law Firm, P.C. (“Escrow Account”) by Defendants or their insurers within twenty (20) calendar days of the date that the Court enters the Preliminary Approval Order. Plaintiffs’ Counsel shall provide to Defendants’ Counsel, within five (5) days after entry of the Preliminary Approval Order, all necessary payment details to accomplish payment of the Fee and Expense Award to the Escrow Account, and an executed Form W-9. Defendants and Defendants’ Counsel shall have no responsibility for, nor bear any risk or liability with respect to, the Escrow Account, its operation, and any taxes or expenses incurred in connection with the Escrow Account. Plaintiffs’ Counsel shall be solely responsible for any administrative costs associated with the Escrow Account as well as the filing of all informational and other tax returns with the Internal Revenue Service, or any other state or local taxing authority, as may be necessary or appropriate.

18 4.3 The Fee and Expense Award shall remain in the Escrow Account until the entry of an order approving the Fee and Expense Award, at which time the Fee and Expense Award shall be immediately releasable to Plaintiffs’ Counsel, notwithstanding the existence of any timely filed objections thereto or potential for appeal therefrom, or collateral attack on the settlement or any part thereof. Should the Court order the payment of attorneys’ fees and expenses to Plaintiffs’ Counsel in an amount less than the agreed Fee and Expense Award prior to, or at the time of, entry of the Judgment, then only the Court-approved amount shall be released to Plaintiffs’ Counsel. Any amounts remaining in the Escrow Account shall be returned to the Defendants or their insurers within twenty (20) calendar days of entry of the Judgment or a final judgment after any appeal is concluded. 4.4 If for any reason any condition in Section IV, ¶ 6.1 is not met and the Effective Date of the Stipulation does not occur, if the Stipulation is in any way cancelled or terminated, or if the Judgment is reversed on appeal, then each of Plaintiffs’ Counsel and their successors shall be obligated to repay to Defendants or Defendants’ insurers, within twenty (20) days after written notification of such an event, the amount of the Fee and Expense Award paid by Defendants’ insurers that they received. In the event of any failure to obtain final approval of the full amount of the Fee and Expense Award, or upon any appeal and/or further proceedings on remand, or successful collateral attack, which results in the Judgment or the Fee and Expense Award being overturned or substantially modified, each of Plaintiff's Counsel and their successors shall be obligated to repay to Defendants’ or their insurers, within twenty (20) days, the portion of the Fee and Expense Award paid by the Defendants’ or their insurers that they received and that was ultimately not awarded to Plaintiffs’ Counsel.

19 4.5 Defendants and Defendants’ Counsel shall have no responsibility for, and no liability with respect to, the allocation of the attorneys’ fees and expenses awarded among Plaintiffs’ Counsel or distribution of attorneys’ fees and expenses from the Escrow Account. 4.6 Plaintiffs’ Counsel may apply to the Court for a service award of up to two thousand five hundred dollars ($2,500) for each of the Derivative Plaintiffs and for the State Plaintiff (“Service Awards”), only to be paid upon Court approval, and to be paid from the Fee and Expense Award in recognition of their participation and effort in the prosecution of the Actions. Defendants shall not oppose Plaintiffs’ Counsel’s application for the Service Awards. The failure of the Court to approve any Service Award, in whole or in part, shall have no effect on the Settlement set forth in this Stipulation. 4.7 Except as otherwise provided herein, each of the Parties shall bear his, her or its own costs and attorneys’ fees. 5. RELEASES 5.1 Upon the Effective Date, Plaintiffs and their Related Persons, Plaintiffs’ Counsel, and each of the Current Sesen Bio Stockholders (solely in their capacity as Sesen Bio stockholders) and their Related Persons shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever waived, released, relinquished, discharged and dismissed all derivative Released Claims (including Unknown Claims) against the Released Persons, including any and all claims (including Unknown Claims) against the Released Persons asserted in, arising out of, relating to, or in connection with the defense, Settlement, or resolution of the Actions. 5.2 Upon the Effective Date, Plaintiffs and their Related Persons, Plaintiffs’ Counsel, and each of the Current Sesen Bio Stockholders (solely in their capacity as Sesen Bio stockholders) and their Related Persons shall be forever barred, estopped, and enjoined from commencing,

20 instituting, or prosecuting any of the Released Claims (including Unknown Claims) derivatively or any derivative action or other proceeding against any of the Released Persons based on the Released Claims, or any derivative action or proceeding arising out of, relating to, or in connection with the Released Claims or the filing, prosecution, defense, settlement, or resolution of the Actions. Nothing herein shall in any way impair or restrict the rights of any Party to enforce the terms of this Stipulation. 5.3 Upon the Effective Date, Sesen Bio, shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged all Released Claims (including Unknown Claims) against the Released Persons. 5.4 Upon the Effective Date, Sesen Bio shall be forever barred, estopped, and enjoined from commencing, instituting, or prosecuting any of the Released Claims (including Unknown Claims) or any action or other proceeding against any of the Released Persons based on the Released Claims, or any action or proceeding arising out of, relating to, or in connection with the Released Claims or the filing, prosecution, defense, settlement, or resolution of the Actions. Nothing herein shall in any way impair or restrict the rights of any Party to enforce the terms of this Stipulation. 5.5 Upon the Effective Date, each of the Released Persons shall be deemed to have fully, finally, and forever released, relinquished, and discharged Plaintiffs and their Related Persons, Plaintiffs’ Counsel, and Current Sesen Bio Stockholders (solely in their capacity as Sesen Bio stockholders) and their Related Persons from all claims (including unknown claims), asserted in, arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement, or resolution of the Actions or the Released Claims.

21 5.6 Upon the Effective Date, each of the Released Persons shall be forever barred, estopped, and enjoined from commencing, instituting, or prosecuting any claims (including unknown claims), asserted in, arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement, or resolution of the Actions or the Released Claims or any action or other proceeding based on any claims (including unknown claims), asserted in, arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement, or resolution of the Actions or the Released Claims against any of Plaintiffs and their Related Persons, Plaintiffs’ Counsel, and Current Sesen Bio Stockholders (solely in their capacity as Sesen Bio stockholders) and their Related Persons. Nothing herein shall in any way impair or restrict the rights of any Party to enforce the terms of this Stipulation. 6. CONDITIONS OF SETTLEMENT; EFFECT OF DISAPPROVAL, CANCELLATION, OR TERMINATION 6.1 The Effective Date of this Stipulation shall be conditioned on the occurrence of all of the following events: a. Court approval of the content and method of providing notice of the proposed Settlement to Current Sesen Bio Stockholders, and the subsequent dissemination of the notice of the proposed Settlement to Current Sesen Bio Stockholders; b. Court entry of the Judgment, in all material respects in the form set forth as Exhibit D annexed hereto, approving the Settlement and dismissing the Consolidated Action with prejudice, without awarding costs to any party, except as provided herein; c. payment of the Fee and Expense Award in accordance with Section IV (¶¶4.1-4.2); d. the passing of the date upon which the Judgment becomes Final; and

22 e. the dismissal with prejudice of the State Derivative Action and the written withdrawal of the 220 Demands. 6.2 Each of the Parties shall have the right to terminate the Settlement by providing written notice of their election to do so to all other Parties within twenty (20) days of the date on which: (i) the Court refuses to approve this Stipulation, or the terms contained herein, in any material respect; (ii) the Preliminary Approval Order is not entered in substantially the form attached as Exhibit B hereto; (iii) the Judgment is not entered in substantially the form attached as Exhibit D hereto; (iv) the Judgment is reversed or substantially modified on appeal, reconsideration, or otherwise; (v) the payment of the Fee and Expense Award in accordance with Section IV (¶¶4.1-4.2) herein is not made; or (vi) the Effective Date of the Settlement cannot otherwise occur; except that such termination shall not be effective unless and until the terminating Party has, within twenty (20) days of the date on which notice of the termination event has been provided to all other parties, attempted in good faith to confer with the other parties to attempt to remedy the issue. Any order or proceeding relating to the Fee and Expense Award, or any appeal from any order relating thereto or reversal or modification thereof, shall not operate to cancel the Stipulation, allow for the termination of the Settlement, or affect or delay the finality of the Judgment approving the Settlement. 6.3 If for any reason the Effective Date of this Stipulation does not occur, or if this Stipulation is in any way canceled, terminated or fails to become Final in accordance with its terms: (a) all Parties shall be restored to their respective positions in the Actions as of July 13, 2022; (b) all releases delivered in connection with this Stipulation shall be null and void, except as otherwise provided for in this Stipulation; (c) the Fee and Expense Award paid to Plaintiffs’ Counsel shall be refunded and returned to the Defendants or Defendants’ insurers within twenty

23 (20) days; and (d) all negotiations, proceedings, documents prepared, and statements made in connection herewith or with the mediation shall be without prejudice to the Parties, shall not be deemed or construed to be an admission by a Party of any act, matter, or proposition, and shall not be used in any manner for any purpose in any subsequent proceeding in the Consolidated Action, or in any other action or proceeding. In such event, the terms and provisions of this Stipulation shall have no further force and effect (other than those set forth in Section IV, Paragraphs 1.1-1.30, 3.4, 4.3-4.4, 6.2-6.3, 7.4-7.14 hereof) with respect to the Parties and shall not be used in the Consolidated Action, or in any other proceeding for any purpose. 7. MISCELLANEOUS PROVISIONS 7.1 The Parties: (a) acknowledge that it is their intent to consummate this Stipulation; and (b) agree to act in good faith and cooperate to take all reasonable and necessary steps to expeditiously implement the terms and conditions of this Stipulation. 7.2 In the event that any part of the Settlement is found to be unlawful, void, unconscionable, or against public policy by a court of competent jurisdiction, the remaining terms and conditions of the Settlement shall remain intact. 7.3 The Parties agree that the terms of the Settlement were negotiated in good faith and at arm’s length by the Parties, and reflect a settlement that was reached voluntarily based upon adequate information and after consultation with competent legal counsel. The Parties intend this Settlement to be a final and complete resolution of all disputes between them with respect to the Actions and Released Claims. The Settlement comprises claims that are contested and shall not be deemed an admission by any Party as to the merits of any claim, allegation, or defense. Subject to, and conditional on, the Court’s final approval of the settlement contemplated herein, the Parties agree that each has complied fully with the applicable requirements of good faith litigation. No

24 Parties shall take the position that the Actions were brought or defended in bad faith or in violation of Rule 11 of the Federal Rules of Civil Procedure. 7.4 Neither this Stipulation nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of this Stipulation or the Settlement: (i) is or may be deemed to be or may be offered, attempted to be offered or used in any way by the Parties or any other Person as a presumption, a concession or an admission of, or evidence of, any fault, wrongdoing, liability, or non-liability of the Parties or Released Persons, or of the validity or infirmity of any Released Claims; or (ii) is intended by the Parties to be offered or received as evidence or used by any other person in any other actions or proceedings, whether civil, criminal, or administrative, other than to enforce the terms therein. 7.5 Neither this Stipulation nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of this Stipulation, or the Settlement, shall be admissible in any proceeding for any purpose, except to enforce the terms of the Settlement; provided, however, that the Released Persons may refer to the Settlement, and file the Stipulation and/or the Judgment, in any action that may be brought against them to effectuate the liability protections granted them hereunder, including, without limitation, to support a defense or claim based on principles of res judicata, collateral estoppel, full faith and credit, release, standing, good faith settlement, judgment bar or reduction or any other theory of claim preclusion or issue preclusion or similar defense or claim under U.S. federal or state law or foreign law. 7.6 Nothing in this Stipulation, or the negotiations or proceedings relating to the Settlement, is intended to or shall be deemed to constitute a waiver of any applicable privilege or immunity, including, without limitation, the attorney-client privilege, the joint defense privilege, the accountants’ privilege, or work product immunity; further, all information and documents

25 transmitted between Plaintiffs’ Counsel and Defendants’ Counsel in connection with the Settlement shall be kept confidential and shall be inadmissible in any proceeding in any U.S. federal or state court or other tribunal or otherwise, in accordance with Rule 408 of the Federal Rules of Evidence as if such Rule applied in all respects in any such proceeding or forum. 7.7 Information or materials obtained in the Parties’ mediation remain confidential and may not be used or offered in any proceeding for any purpose. 7.8 While maintaining their positions that the claims and defenses asserted in the Actions are meritorious, Plaintiffs and Plaintiffs’ Counsel, on the one hand, and Defendants and Defendants’ Counsel, on the other, shall not make any public statements or statements to the media (whether or not for attribution) that disparage the other’s business, conduct, or reputation, or that of their counsel, based on the subject matter of the Actions. Notwithstanding the foregoing, each of the Parties reserves their right to rebut, in a manner that such party determines to be reasonable and appropriate, any contention made in any public forum that the Actions were brought or defended in bad faith or without a reasonable basis. 7.9 This Stipulation may be modified or amended only by a writing signed by the signatories hereto. 7.10 This Stipulation shall be deemed drafted equally by all Parties. 7.11 No representations, warranties, or inducements have been made to any of the Parties concerning this Stipulation or its exhibits other than the representations, warranties, and covenants contained and memorialized in such documents. 7.12 The exhibits to this Stipulation are material and integral parts hereof and are fully incorporated herein by this reference.

26 7.13 This Stipulation and the exhibits attached hereto constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior and contemporaneous oral and written agreements and discussions. 7.14 In the event that there exists a conflict or inconsistency between the terms of this Stipulation and the terms of any exhibit hereto, the terms of this Stipulation shall prevail. 7.15 This Stipulation may be executed in one or more counterparts, including by signature transmitted by facsimile or e-mailed PDF files. Each counterpart, when so executed, shall be deemed to be an original, and all such counterparts together shall constitute the same instrument. 7.16 This Stipulation shall be construed and enforced in accordance with, and governed by, the internal, substantive laws of the Commonwealth of Massachusetts without giving effect to that State’s choice of law principles. 7.17 Without affecting the finality of the Judgment entered in accordance with this Stipulation, the Court shall retain jurisdiction to implement and enforce the terms of the Stipulation and the Judgment and to consider any matters or disputes arising out of or relating to the Settlement, and the Parties submit to the jurisdiction of the Court for purposes of implementing and enforcing the Settlement embodied in the Stipulation and Judgment. 7.18 Any planned, proposed, or actual sale, merger, or change-in-control of Sesen Bio shall not void this Stipulation. The Stipulation shall run to the Parties’ respective successors-in- interest. In the event of a planned, proposed, or actual sale, merger, or change-in-control of Sesen Bio, the Parties shall continue to seek court approval of the Settlement expeditiously, including, but not limited to, the Settlement terms reflected in this Stipulation and the Fee and Expense Award.

27 7.19 In the event any proceedings by or on behalf of Sesen Bio, whether voluntary or involuntary, are initiated under any chapter of the United States Bankruptcy Code, including an act of receivership, asset seizure, or similar federal or state law action (“Bankruptcy Proceedings”), the Parties agree to use their reasonable best efforts to obtain all necessary orders, consents, releases, and approvals for effectuation of this Stipulation in a timely and expeditious manner. In the event of any Bankruptcy Proceedings by or on behalf of Sesen Bio, the Parties agree that all dates and deadlines set forth herein will be extended for such periods of time as are necessary to obtain necessary orders, consents, releases and approvals from the bankruptcy court to carry out the terms and conditions of the Stipulation. 7.20 After prior notice to the Court, but without further order of the Court, the Parties may agree to reasonable extensions of time to carry out any provisions of this Stipulation. 7.21 Any dispute arising out of or relating to the Settlement shall be resolved by the Mediator, or by a mutually agreed upon private neutral, first by way of mediation and, if unsuccessful, then by way of final, binding, non-appealable arbitration. IN WITNESS WHEREOF, the Parties have caused the Stipulation to be executed by their duty authorized attorneys and dated August 22, 2022. /s/ William M. Regan William M. Regan Allison M. Wuertz Maura Allen HOGAN LOVELLS US LLP 390 Madison Avenue New York, NY 10017 Counsel for Nominal Defendant Sesen Bio and Defendants Cannell, Forbes, Duker, Henderson, Bourdow, Keyes, Honig, Jewett, and Forbes /s/ Timothy Brown / TJM with permission Timothy Brown THE BROWN LAW FIRM, P.C. 767 Third Avenue, Suite 2501 New York, NY 10017 Thomas J. McKenna Gregory M. Egleston GAINEY MCKENNA & EGLESTON 501 Fifth Avenue, 19th Floor New York, NY 10017 Counsel for the Consolidated Action Plaintiffs

28 /s/ Erica Stone / TJM with permission Erica Stone Phillip Kim THE ROSEN LAW FIRM 275 Madison Avenue, 40th Floor New York, NY 10016 Counsel for the State Derivative Action Plaintiff /s/ Ligaya Hernandez Michael Hynes Ligaya Hernandez HYNES & HERNANDEZ, LLC 101 Lindenwood Drive, Suite 225 Malvern, PA 19355 Gabriela Cardé BRAGAR, EAGEL & SQUIRE, PC 810 Seventh Avenue, Suite 620 New York, NY 10019 Counsel for the 220 Demand Stockholder Jeremy Spence /s/ Seth D. Rigrodsky Seth D. Rigrodsky RIGRODSKY LAW, P.A. 825 East Gate Boulevard, Suite 300 Garden City, NY 11530 Telephone: (516) 683-3516 Facsimile: (302) 654-7530 Counsel for the 220 Demand Stockholder Brian Moran

1 UNITED STATES DISTRICT COURT DISTRICT OF MASSACHUSETTS IN RE SESEN BIO, INC. DERIVATIVE LITIGATION Lead Case No.: 1:21-cv-11538-RGS EXHIBIT A CORPORATE GOVERNANCE REFORMS Corporate Governance Enhancements Adopted During the Pendency of the Actions 1. Creation of Science Committee a. In March 2022, Sesen Bio, Inc. (“Sesen Bio” or the “Company”) created a Board of Directors (“Board”) level Science Committee to assist the Board’s oversight of the strategic direction of the Company’s research and development activities. b. Sesen Bio agrees that the filing of the Actions was a substantial contributing factor, among other substantial contributing factors, in causing the Company to establish the Science Committee. c. Sesen Bio’s Board shall maintain the Science Committee for a period of no less than three years after the date that the United States District Court for the District of Massachusetts (“Court”) enters a final order approving the settlement (“Order”) of the above-referenced consolidated shareholder derivative action titled In re Sesen Bio, Inc. Derivative Litigation, Lead Case No. 1:21-cv-11538-RGS (D. Mass.). Corporate Governance Enhancements that Sesen Bio Shall Adopt Within thirty days of issuance of the Order, the Board shall do the following: 1) adopt resolutions to ensure the adoption, implementation, and maintenance of the following corporate governance enhancements (terms 2-5 below), which shall remain in effect for no less than three years; and 2), if applicable, amend Board committee charters, corporate governance documents, and/or the Company’s Bylaws to ensure the same. Sesen Bio acknowledges and agrees that the filing, pendency, and settlement of the Actions (as defined in the Stipulation of Settlement dated August __, 2022) was the primary cause of the Company’s decision to adopt, implement, and maintain such corporate governance enhancements

2 (terms 2-5 below). Sesen Bio also acknowledges and agrees that such corporate governance enhancements (terms 2-5 below) confer substantial benefits to Sesen Bio and Sesen Bio’s stockholders. 2. Creation of Chief Compliance Officer Position a. To ensure compliance with the Company’s Code of Ethics, all applicable laws and regulations, and the new policies and procedures outlined herein, the Board shall create the position of Chief Compliance Officer (“CCO”) and may appoint to such position the Company’s current General Counsel Mark R. Sullivan, who has experience serving as a CCO, to the newly created CCO position. b. The CCO shall report to the Audit Committee (or another independent committee of the Board). The CCO’s duties shall include, but not be limited to, oversight and administration of Sesen Bio’s corporate governance policies (including the Code of Ethics), fostering a culture that integrates compliance and ethics into business processes and practices through awareness and training, and reporting and investigating potential compliance and ethics concerns. c. The CCO will provide a written report to the Audit Committee (or another independent committee of the Board) at least four (4) times annually. d. Sesen Bio’s CCO shall be primarily responsible for managing Sesen Bio’s ethics and compliance program and for assisting the Board in fulfilling its oversight duties regarding Sesen Bio’s compliance with applicable laws, regulations, and the dissemination of true and accurate information. In this regard, the CCO shall work with the Board, and other Board committees, as necessary to facilitate the Board’s oversight responsibilities. e. The CCO, to the extent the position is filled by someone other than the Company’s current General Counsel, must have executive-level experience in risk mitigation, legal-regulatory compliance, and appropriate public disclosures in a highly regulated industry, preferably the healthcare and/or biopharmaceutical industries. f. In performing the CCO’s duties and fulfilling the CCO’s responsibilities as described herein, the CCO shall keep the Audit Committee (or another independent committee of the Board) timely informed, seek the Audit Committee’s (or another independent committee of the Board) assistance, and may delegate responsibilities as reasonably necessary. g. The responsibilities and duties of Sesen Bio’s CCO shall include the following:

3 i. Working with the Audit Committee (or another independent committee of the Board) to evaluate and define the goals of Sesen Bio’s ethics and compliance program in light of trends and changes in laws, which may affect Sesen Bio’s compliance with laws relating to disclosure of the Company’s risk exposure; ii. Managing and overseeing Sesen Bio’s ethics and compliance program, implementing procedures for monitoring and evaluating the program’s performance, and communicating with and informing the entire Board regarding progress toward meeting program goals; iii. Preparing quarterly written reports to the Audit Committee evaluating, and where necessary recommending, remedial action; iv. Overseeing employee training in risk assessment and compliance; and v. Working with the Audit Committee to evaluate the adequacy of Sesen Bio’s internal controls over compliance and developing proposals for improving these controls. This includes meeting with the Audit Committee at least every quarter to discuss ongoing and potential litigation and compliance issues. 3. Amendments to the Audit Committee Charter a. Sesen shall adopt a resolution to amend its Audit Committee Charter. The amended Audit Committee Charter shall be posted on the Company’s website. The Audit Committee Charter shall be amended to add the following: i. The Audit Committee shall meet at least four (4) times annually and in separate executive sessions with the Company’s management, the Company’s independent registered public accounting firm and the CCO in carrying out its duties (the CFO will not be present in such meetings); ii. The chair of the Audit Committee, or the chair’s designee, shall report at least quarterly to the full Board; and iii. The Audit Committee shall annually receive a report listing all trades in Sesen Bio securities engaged in by Section 16 officers. 4. Amendments to the Compensation Committee Charter

4 a. Sesen Bio shall adopt a resolution to amend the Compensation Committee Charter. The amended Compensation Committee Charter shall be posted on the Company’s website. The Compensation Committee Charter shall be amended to add the following: i. In determining, setting, or approving annual short-term compensation arrangements for executive officers, the Compensation Committee shall consider the particular executive’s performance as it relates to both legal compliance and compliance with the Company’s internal policies and procedures. This shall not affect payments or benefits that are required to be paid pursuant to the Company’s plans, policies, or agreements; and ii. In determining, setting, or approving termination benefits and/or separation pay to executive officers, the Compensation Committee shall take into consideration the circumstances surrounding the particular executive officer’s departure and the executive’s performance as it relates to both legal compliance and compliance with the Company’s internal policies and procedures. This shall not affect payments or benefits that are required to be paid pursuant to the Company’s plans, policies, or agreements. 5. Employee Training in Risk Assessment and Compliance a. Sesen Bio shall ensure that it provides an annual training program that adheres to the following conditions: i. Sesen Bio’s CCO shall be charged with primary responsibility for education pursuant to this provision; ii. Training shall be mandatory for all directors, officers and employees of Sesen Bio. Training shall be annual for all such persons, and in the event a person is appointed or hired after the annual training for a particular year, a special training session shall be held for such individual within thirty (30) business days of such individual’s appointment or hiring; iii. Training shall include coverage of risk assessment and compliance, Sesen Bio’s Code of Ethics, Corporate Governance Guidelines, and all other manuals or policies established by Sesen Bio concerning legal, ethical or scientific standards of conduct to be observed in connection with work performed for Sesen Bio (“Sesen’s Policies”); and

5 iv. Training shall be in person or remote, including, when appropriate, through interactive, Internet-based training. Upon completion of training, the person receiving the training shall provide a written certification as to his or her receipt and understanding of the obligations under Sesen Bio’s Policies. Each written certification shall be maintained by Sesen Bio’s CCO for a period of ten (10) years from the date it was executed.

- 1 - UNITED STATES DISTRICT COURT DISTRICT OF MASSACHUSETTS IN RE SESEN BIO, INC. DERIVATIVE LITIGATION Lead Case No.: 1:21-cv-11538-RGS EXHIBIT B [PROPOSED] PRELIMINARY APPROVAL ORDER This matter came before the Court for a hearing on _______________________. Derivative Plaintiffs1 have made an unopposed motion, pursuant to Rule 23.1 of the Federal Rules of Civil Procedure, for an order: (i) preliminarily approving the proposed settlement (“Settlement”) of stockholder derivative claims brought or threatened on behalf of Sesen Bio (“Sesen Bio,” or the “Company”) in accordance with the Stipulation of Settlement dated August 22,2022 (the “Stipulation”); (ii) approving the form and manner of the notice of the Settlement; and (iii) setting a date for the Settlement Hearing.2 WHEREAS, the Stipulation sets forth the terms and conditions for the Settlement, including, but not limited to a proposed Settlement and dismissal with prejudice of the above- captioned consolidated stockholder derivative action brought on behalf of Sesen Bio (the 1 “Derivative Plaintiffs” refers to plaintiffs Joshua Myers (“Myers”) and Peter D’Arcy (“D’Arcy”), in the above captioned action, Lead Case No.: 1:21-cv-11538-RGS. The proposed settlement would also resolve the claims of plaintiff Hao Tang (“Tang”) (“State Plaintiff”) in the shareholder derivative action captioned Tang v. Cannell, et al., Case No. 2281-cv-00135, pending in the Superior Court of Massachusetts (Middlesex County), as well as the potential claims of stockholders Jeremy Spence (“Spence”) and Brian Moran (“Moran”) who, in letters dated October 29, 2021 and June 23, 2022, respectively, demanded that Sesen Bio produce books and records pursuant to Section 220 of the Delaware General Corporations Law. 2 Except as otherwise expressly provided below or as the context otherwise requires, all capitalized terms contained herein shall have the same meanings and/or definitions as set forth in the Stipulation.

- 2 - “Consolidated Action”) and the resolution of plaintiff Hao Tang’s claims in the State Action, the Spence 220 Demand and the Moran 220 Demand. WHEREAS, the Court having: (i) read and considered Plaintiffs’ Unopposed Motion for Preliminary Approval of Derivative Settlement together with the accompanying Memorandum of Points and Authorities; (ii) read and considered the Stipulation, as well as all the exhibits attached thereto; and (iii) heard and considered arguments by counsel for the Derivative Plaintiffs and Defendants (“Settling Parties”) in favor of preliminary approval of the Settlement; WHEREAS, the Court finds, upon a preliminary evaluation, that the proposed Settlement falls within the range of possible approval criteria, as it provides a beneficial result for Sesen Bio and appears to be the product of serious, informed, non-collusive negotiations overseen by an experienced mediator; and WHEREAS, the Court also finds, upon a preliminary evaluation, that Sesen Bio stockholders should be apprised of the Settlement through the proposed form and means of notice, allowed to file objections, if any, thereto, and appear at the Settlement Hearing. NOW, THEREFORE, IT IS HEREBY ORDERED, ADJUDGED, AND DECREED AS FOLLOWS: 1. This Court, for purposes of this order (“Preliminary Approval Order”), adopts the definitions set forth in the Stipulation. 2. This Court preliminarily approves, subject to further consideration at the Settlement Hearing described below, the Settlement as set forth in the Stipulation as being fair, reasonable, and adequate. 3. A hearing shall be held on _______________, 2022 at ____ _.m., before the Honorable Richard G. Stearns, at the U.S. District Court for the District of Massachusetts, 1

- 3 - Courthouse Way, Courtroom 11, Boston, Massachusetts 02210 (the “Settlement Hearing”), at which the Court will determine: (i) whether the terms of the Stipulation should be approved as fair, reasonable, and adequate; (ii) whether all Released Claims against the Released Persons should be fully and finally released; (iii) whether the agreed-to Fee and Expense Award as well as the Service Awards should be approved; and (iv) such other matters as the Court may deem appropriate. 4. The Court finds that the form, substance, and dissemination of information regarding the proposed Settlement in the manner set out in this Preliminary Approval Order constitutes the best notice practicable under the circumstances and complies fully with Rule 23.1 of the Federal Rules of Civil Procedure and due process. 5. Within ten (10) days after the entry of the Preliminary Approval Order, Sesen Bio shall: (1) post a copy of the Notice of Pendency and Proposed Settlement of Stockholder Derivative Actions (“Notice”) and the Stipulation and exhibits thereto on the Company’s website; (2) publish the Notice one time in an edition of Investor’s Business Daily; and (3) file the Notice and Stipulation and exhibits thereto as an attachment to a Form 8-K with the SEC. The Notice shall provide a link to Sesen Bio’s website where the Notice and Stipulation and exhibits thereto may be viewed through the date of the Settlement Hearing. 6. Sesen Bio shall undertake the administrative responsibility for giving notice to Current Sesen Bio Stockholders and shall be solely responsible for paying the costs and expenses related to providing notice to Current Sesen Bio Stockholders. 7. No later than twenty (20) days following entry of the Preliminary Approval Order, Defendants’ Counsel shall file with the Court an appropriate affidavit or declaration with respect to posting, publishing, and filing the notice of the Settlement as provided for in paragraph 5 of this Preliminary Approval Order.

- 4 - 8. All Current Sesen Bio Stockholders shall be subject to and bound by the provisions of the Stipulation and the releases contained therein, and by all orders, determinations, and judgments in the Consolidated Action concerning the Settlement, whether favorable or unfavorable to Current Sesen Bio Stockholders. 9. Pending the Effective Date or the termination of the Stipulation according to its terms, Plaintiffs and all Current Sesen Bio Stockholders, and anyone who acts or purports to act on their behalf, are barred and enjoined from commencing, prosecuting, instigating, or in any way participating in the commencement or prosecution of any action asserting any Released Claims derivatively against any of the Released Persons in any court or tribunal. 10. Any Current Sesen Bio Stockholder may appear and show cause, if he, she, or it has any reason why the Settlement embodied in the Stipulation should not be approved as fair, reasonable, and adequate, or why a judgment should or should not be entered hereon, or the Fee and Expense Award or Service Awards should not be awarded. However, no Current Sesen Bio Stockholder shall be heard or entitled to contest the approval of the proposed Settlement, or, if approved, the Judgment to be entered hereon, unless that Sesen Bio stockholder has caused to be filed, and served on counsel as noted below, written objections stating all supporting bases and reasons for the objection, and setting forth proof, including documentary evidence, of current ownership of Sesen Bio stock and ownership of Sesen Bio stock as of August 22, 2022. 11. At least twenty-one (21) calendar days prior to the Settlement Hearing, any such person must file the written objection(s) and corresponding materials with the Clerk of the Court, U.S. District Court for the District of Massachusetts, 1 Courthouse Way, Boston, Massachusetts 02210 and serve such materials by that date, to each of the following Parties’ counsel: Counsel for Plaintiffs: Counsel for Defendants:

- 5 - Timothy Brown The Brown Law Firm, P.C. 767 Third Avenue, Suite 2501 New York, NY 10017 Thomas J. McKenna Gregory M. Egleston Gainey McKenna & Egleston 501 Fifth Avenue, 19th Floor New York, NY 10017 William M. Regan Allison M. Wuertz Maura Allen Hogan Lovells US LLP 390 Madison Avenue New York, NY 10017 12. Only stockholders who have filed with the Court and sent to the Settling Parties’ counsel valid and timely written notices of objection will be entitled to be heard at the hearing unless the Court orders otherwise. 13. Any Person or entity who fails to appear or object in the manner provided herein shall be deemed to have waived such objection and shall forever be foreclosed from making any objection to the fairness, reasonableness, or adequacy of the Settlement and to the Fee and Expense Award and Service Awards, unless otherwise ordered by the Court, but shall be forever bound by the Judgment to be entered and the releases to be given as set forth in the Stipulation. 14. Derivative Plaintiffs shall file their motion for final approval of the Settlement at least twenty-eight (28) calendar days prior to the Settlement Hearing. If there is any objection to the Settlement, Derivative Plaintiffs shall file a response to the objection(s) at least seven (7) calendar days prior to the Settlement Hearing. 15. All proceedings in this Consolidated Action are stayed until further order of the Court, except as may be necessary to implement the Settlement or comply with the terms of the Stipulation and this Preliminary Approval Order.

- 6 - 16. This Court may, for good cause, extend any of the deadlines set forth in this Preliminary Approval Order without further notice to stockholders. 17. Neither the Stipulation nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement: (i) is or may be deemed to be or may be offered, attempted to be offered or used in any way by the Parties or any other Person as a presumption, a concession or an admission of, or evidence of, any fault, wrongdoing, liability, or non-liability of the Parties or Released Persons, or of the validity or infirmity of any Released Claims; or (ii) is intended by the Parties to be offered or received as evidence or used by any other person in any other actions or proceedings, whether civil, criminal, or administrative, other than to enforce the terms therein. 18. Information or materials obtained in the Parties’ mediation remain confidential, and may not be used or offered in any proceeding for any purpose, and remain subject to the terms and conditions of all applicable confidentiality agreements. 19. The Court reserves the right to hold the Settlement Hearing telephonically or by videoconference without further notice to Sesen Bio stockholders. Any Sesen Bio stockholder (or his, her or its counsel) who wishes to appear at the Settlement Hearing should consult the Court’s calendar and/or Sesen Bio’s website for any change in date, time or format of the Settlement Hearing. The Court may approve the Settlement and any of its terms, with such modifications as may be agreed to by the Parties, if appropriate, without further notice to Current Sesen Bio Stockholders. The Court retains jurisdiction to consider all further applications arising out of or connected with the Settlement.

- 7 - IT IS SO ORDERED. DATED: HONORABLE RICHARD G. STEARNS U.S. DISTRICT JUDGE

1 UNITED STATES DISTRICT COURT DISTRICT OF MASSACHUSETTS IN RE SESEN BIO, INC. DERIVATIVE LITIGATION Lead Case No.: 1:21-cv-11538-RGS EXHIBIT C NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF STOCKHOLDER DERIVATIVE ACTIONS TO: ALL RECORD HOLDERS AND BENEFICIAL OWNERS OF SESEN BIO, INC. (“SESEN BIO” OR THE “COMPANY”) COMMON STOCK (TICKER SYMBOL: SESN) AS OF August 22, 2022, 2022. PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL WITH PREJUDICE OF STOCKHOLDER DERIVATIVE LITIGATION AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS. IF THE COURT APPROVES THE SETTLEMENT OF THE DERIVATIVE ACTIONS, CURRENT SESEN BIO STOCKHOLDERS WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND DISMISSAL WITH PREJUDICE, AND FROM PURSUING RELEASED CLAIMS. THIS ACTION IS NOT A “CLASS ACTION.” THUS, THERE IS NO COMMON FUND UPON WHICH YOU CAN MAKE A CLAIM FOR A MONETARY PAYMENT. PLEASE TAKE NOTICE that this action is being settled on the terms set forth in a Stipulation of Settlement dated August 22, 2022 (the “Stipulation”). The purpose of this Notice is to inform you of: • the existence of the above-captioned consolidated derivative action In re Sesen Bio, Inc. Derivative Litigation, Lead Case No. 1:21-cv-11538-RGS, pending in this Court (the “Consolidated Action”), • the existence of a similar derivative action captioned Tang v. Cannell, et al., Case No. 2281-cv-00135, pending in the Superior Court of Massachusetts (Middlesex County); • the existence of an October 29, 2021 stockholder’s demand to produce books and records pursuant to Section 220 of the Delaware General Corporations Law; • the existence of a June 23, 2022 stockholder’s demand to produce books and records pursuant to Section 220 of the Delaware General Corporations Law (collectively, the “Actions”);

2 • the proposed settlement between Plaintiffs1 and Defendants reached in the Actions (the “Settlement”), • the hearing to be held by the Court to consider the fairness, reasonableness, and adequacy of the Settlement and dismissal of the Consolidated Action with prejudice, • Derivative Plaintiffs’ Counsel’s application to the Court for a Fee and Expense Award, and • Derivative Plaintiffs’ Counsel’s application to the Court for case Service Awards to the two Derivative Plaintiffs and the State Plaintiff. This Notice describes what steps you may take in relation to the Settlement. This Notice is not an expression of any opinion by the Court about the truth or merits of Plaintiffs’ claims or Defendants’ defenses. This Notice is solely to advise you of the proposed Settlement of the Actions and of your rights in connection with the proposed Settlement. Summary On August 22, 2022, 2022, Sesen Bio, in its capacity as a nominal defendant, entered into the Stipulation to resolve the Actions, which Stipulation was filed in the United States District Court for the Massachusetts (the “Court”). The Actions were prosecuted derivatively on behalf of Sesen Bio against certain current and former directors and officers of the Company and against the Company as a nominal defendant. The Stipulation and the settlement contemplated therein (the “Settlement”), subject to the approval of the Court, are intended by the Parties to fully, finally, and forever compromise, resolve, discharge, and settle the Released Claims and to result in the complete dismissal of the Actions with prejudice, upon the terms and subject to the conditions set forth in the Stipulation. The proposed Settlement requires the Company to maintain and/or adopt certain corporate governance reforms and procedures, as outlined in Exhibit A to the Stipulation (“Reforms”). In recognition of the substantial benefits conferred upon Sesen Bio as a direct result of the Reforms achieved through the prosecution and Settlement of the Actions, and subject to Court approval, the Parties agreed that Defendants’ shall pay or cause to be paid to Plaintiffs’ Counsel their attorneys’ fees and expenses in the amount of Six Hundred and Thirty Thousand ($630,000) (the “Fee and Expense Award”), subject to Court approval. Plaintiffs’ Counsel shall also apply to the Court for service awards to be paid to the two Derivative Plaintiffs and to the State Plaintiff in an amount up to two thousand five hundred dollars ($2,500.00) each (the “Service Awards”), to be paid out of the Fee and Expense Award. This notice is a summary only and does not describe all of the details of the Stipulation. For full details of the matters discussed in this summary, please see the full Stipulation and its 1 All capitalized terms used in this notice, unless otherwise defined herein, are defined as set forth in the Stipulation.

3 exhibits posted on the Company’s website, www.sesenbio.com, contact Plaintiffs’ Counsel at the addresses listed below, or inspect the full Stipulation filed with the Clerk of the Court. What are the Lawsuits About? The Actions are brought derivatively on behalf of nominal defendant Sesen Bio and allege that the Individual Defendants, among other things, breached their fiduciary duties to the Company by making a series of materially false and misleading statements and omissions regarding Sesen Bio’s business, operations, and prospects, mismanaging the Company, and failing to maintain an adequate system of oversight, disclosure, and internal controls. First, Plaintiffs allege that beginning on December 21, 2020, certain of the Individual Defendants caused the Company to issue false and misleading press releases and file documents with the SEC that touted, as to Vicineum, the Company’s most advanced product candidate, its safety profile, efficacy, and trial results and the ostensible progress it had made towards regulatory approval in the United States and Europe, including FDA approval of the Vicineum Biologics License Application (“BLA”), and in preparing to commercialize Vicineum. The Actions further allege that, in submitting the Vicineum BLA to the FDA, the Company included results from clinical sites where investigator misconduct had occurred (the “Submission Misconduct”) and that the Company failed to publicly disclose the Submission Misconduct. The Actions allege that, as a result of the foregoing, Vicineum was subject to material risks that threatened regulatory approval both in the United States and in Europe. Why is there a Settlement of the Actions? The Court has not decided in favor of Defendants or Plaintiffs. Instead, the Parties have agreed to the Settlement to avoid the distraction, costs, and risks of further litigation, and because the Company has determined that the Reforms that the Company has adopted and will adopt as part of the Settlement provide substantial benefits to Sesen Bio and its stockholders. Defendants have denied and continue to deny each and all of the claims and contentions alleged by Plaintiffs in the Actions. The Defendants have expressly denied and continue to deny all charges of wrongdoing or liability against them arising out of any of the conduct, statements, acts, or omissions alleged, or that could have been alleged, in the Actions. Nonetheless, the Defendants have concluded that it is desirable for the Actions to be fully and finally settled in the matter and upon the terms and conditions set forth in this Stipulation. The Settlement Hearing, and Your Right to Object to the Settlement On _________ __, 2022, the Court entered an order preliminarily approving the Stipulation and the Settlement contemplated therein (the “Preliminary Approval Order”) and providing for notice of the Settlement to be made to Sesen Bio stockholders. The Preliminary Approval Order further provides that the Court will hold a hearing (the “Settlement Hearing”) on ________ __, 2022 at __:__ _.m. before the Honorable Richard G. Stearns, at the U.S. District Court for the District of Massachusetts, 1 Courthouse Way, Courtroom 11, Boston, Massachusetts 02210 to among other things: (i) determine whether the proposed Settlement is fair, reasonable and adequate

4 and in the best interests of the Company and its stockholders; (ii) consider any objections to the Settlement submitted in accordance with this Notice; (iii) determine whether a judgment should be entered dismissing all claims in the Consolidated Action with prejudice, and releasing the Released Claims against the Released Persons; (iv) whether the Court should approve the agreed- to Fee and Expense Award; (v) whether the Court should approve the Service Awards, which shall be funded from the Fee and Expense Award to the extent approved by the Court; and (vii) consider any other matters that may properly be brought before the Court in connection with the Settlement. Upon final approval of the Settlement, the State Plaintiff will voluntarily dismiss his complaint with prejudice, and the books and records demands will be withdrawn. The Court may, in its discretion, change the date and/or time of the Settlement Hearing without further notice to you. The Court also has reserved the right to hold the Settlement Hearing telephonically or by videoconference without further notice to you. If you intend to attend the Settlement Hearing, please consult the Court’s calendar and/or the website of Sesen Bio, www.sesenbio.com, for any change in date, time or format of the Settlement Hearing. Any Sesen Bio stockholder who wishes to object to the fairness, reasonableness, or adequacy of the Settlement as set forth in the Stipulation, or to the Fee and Expense Award or Service Awards, may file with the Court a written objection. An objector must, at least twenty- one (21) calendar days prior to the Settlement Hearing: (1) file with the Clerk of the Court and serve (either by hand delivery or by first class mail) upon the below listed counsel a written objection to the Settlement setting forth (a) the nature of the objection, (b) proof of ownership of Sesen Bio common stock as of August 22, 2022 and through the date of the filing of any such objection, including the number of shares of Sesen Bio common stock held and the date of purchase or acquisition, (c) any and all documentation or evidence in support of such objection; (d) the identities of any cases, by name, court, and docket number, in which the stockholder or his, her, or its attorney has objected to a settlement in the last three years; and (2) if intending to appear, and requesting to be heard, at the Settlement Hearing, he, she, or it must, in addition to the requirements of (1) above, file with the Clerk of the Court and serve (either by hand delivery or by first class mail) upon the below listed counsel (a) a written notice of his, her, or its intention to appear at the Settlement Hearing, (b) a statement that indicates the basis for such appearance, (c) the identities of any witnesses he, she, or it intends to call at the Settlement Hearing and a statement as to the subjects of their testimony, and (d) any and all evidence that would be presented at the Settlement Hearing. Any objector who does not timely file and serve a notice of intention to appear in accordance with this paragraph shall be foreclosed from raising any objection to the Settlement and shall not be permitted to appear at the Settlement Hearing, except for good cause shown. IF YOU MAKE A WRITTEN OBJECTION, IT MUST BE RECEIVED BY THE CLERK OF THE COURT NO LATER THAN ________ __, 2022. The Clerk’s address is: Clerk of the Court, U.S. District Court for the District of Massachusetts 1 Courthouse Way, Boston, Massachusetts 02210

5 YOU ALSO MUST DELIVER COPIES OF THE MATERIALS TO PLAINTIFFS’ COUNSEL AND DEFENDANTS’ COUNSEL SO THEY ARE RECEIVED NO LATER THAN ________ __, 2022. Counsel’s addresses are: Counsel for Plaintiffs: THE BROWN LAW FIRM, P.C. Timothy Brown 767 Third Avenue, Suite 2501 New York, NY 10017 Telephone: (516) 922-5427 E-mail: tbrown@thebrownlawfirm.net GAINEY McKENNA & EGLESTON Thomas J. McKenna 501 Fifth Avenue, 19th Floor New York, NY 10017 Telephone: (212) 983-1300 Email: tjmckenna@gme-law.com Counsel for Defendants: HOGAN LOVELLS US LLP William M. Regan 390 Madison Avenue New York, NY 10017 Telephone: (212) 918-3000 Email: William.Regan@hoganlovells.com An objector may file an objection on his, her, or its own or through an attorney hired at his, her, or its own expense. If an objector hires an attorney to represent him, her, or it for the purposes of making such objection, the attorney must serve (either by hand delivery or by first class mail) a notice of appearance on the counsel listed above and file such notice with the Court no later than twenty-one (21) calendar days before the Settlement Hearing. Any Sesen Bio stockholder who does not timely file and serve a written objection complying with the above terms shall be deemed to have waived, and shall be foreclosed from raising, any objection to the Settlement, and any untimely objection shall be barred. Any objector who files and serves a timely, written objection in accordance with the instructions above, may appear at the Settlement Hearing either in person or through counsel retained at the objector’s expense. Objectors need not attend the Settlement Hearing, however, in order to have their objections considered by the Court. If you are a Sesen Bio stockholder and do not take steps to appear in this action and object to the proposed Settlement, you will be bound by the Judgment of the Court and will forever be barred from raising an objection to the settlement in this Consolidated Action, and from pursuing any of the Released Claims. SESEN BIO STOCKHOLDERS AS OF AUGUST 22, 2022 WHO HAVE NO OBJECTION TO THE SETTLEMENT DO NOT NEED TO APPEAR AT THE SETTLEMENT HEARING OR TAKE ANY OTHER ACTION.

6 Interim Stay and Injunction Pending the Court’s determination as to final approval of the Settlement, Plaintiffs and Plaintiffs’ Counsel, and any Current Sesen Bio Stockholders, derivatively on behalf of Sesen Bio, are barred and enjoined from commencing, prosecuting, instigating, or in any way participating in the commencement or prosecution of any action asserting any Released Claims derivatively against any of the Released Persons in any court or tribunal. Scope of the Notice This Notice is a summary description of the Actions, the complaints, the terms of the Settlement, and the Settlement Hearing. For a more detailed statement of the matters involved in the Actions, reference is made to them in the Stipulation and its exhibits, copies of which may be reviewed and downloaded at (www.sesenbio.com). * * * You may obtain further information by contacting Plaintiffs’ Counsel at: Timothy Brown, The Brown Law Firm, P.C., 767 Third Avenue, Suite 2501, New York, NY 10017, Telephone: (516) 922-5427, E-mail: tbrown@thebrownlawfirm.net; or Thomas J. McKenna, Gainey McKenna & Egleston, 501 Fifth Avenue, 19th Floor, New York, NY 10017, Telephone: (212) 983-1300, E-mail: tjmckenna@gme-law.com Please Do Not Call the Court or Defendants with Questions About the Settlement.

- 1 - UNITED STATES DISTRICT COURT DISTRICT OF MASSACHUSETTS IN RE SESEN BIO, INC. DERIVATIVE LITIGATION Lead Case No.: 1:21-cv-11538-RGS EXHIBIT D [PROPOSED] ORDER AND FINAL JUDGMENT This matter came before the Court for hearing on ____________, 2022, to consider approval of the proposed settlement (“Settlement”) set forth in the Stipulation of Settlement dated August 22, 2022 (the “Stipulation”), and the exhibits thereto. The Court has reviewed and considered all documents, evidence, objections (if any), and arguments presented in support of or against the Settlement. Good cause appearing therefore, the Court enters this Order and Final Judgment (the “Judgment”). IT IS HEREBY ORDERED, ADJUDGED, AND DECREED that: 1. This Judgment incorporates by reference the definitions in the Stipulation, and all capitalized terms used herein shall have the same meanings as set forth in the Stipulation. 2. This Court has jurisdiction over the subject matter of the Consolidated Action, including all matters necessary to effectuate the Settlement, and over the Parties. 3. The Court confirms that the form of the notice of the Settlement and the means of dissemination of the notice of the Settlement provided to Current Sesen Bio Stockholders constituted the best notice practicable under the circumstances and fully satisfied the requirements of Rule 23.1 of the Federal Rules of Civil Procedure and the requirements of due process. 4. The Court hereby approves the Settlement set forth in the Stipulation and finds that the Settlement is, in all respects, fair, reasonable, and adequate to each of the Parties, and further

- 2 - finds that the Settlement is in the best interests of Sesen Bio and its stockholders. 5. The Consolidated Action and all claims contained therein, as well as all of the Released Claims against Released Persons, are dismissed with prejudice. The Parties are to bear their own costs, except as otherwise provided below. 6. Upon the Effective Date, Plaintiffs and their Related Persons, Plaintiffs’ Counsel, and each of the Current Sesen Bio Stockholders (solely in their capacity as Sesen Bio stockholders) and their Related Persons shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever waived, released, relinquished, discharged and dismissed all derivative Released Claims (including Unknown Claims) against the Released Persons, including any and all claims (including Unknown Claims) against the Released Persons asserted in, arising out of, relating to, or in connection with the defense, Settlement, or resolution of the Actions. 7. Upon the Effective Date, Plaintiffs and their Related Persons, Plaintiffs’ Counsel, and each of the Current Sesen Bio Stockholders (solely in their capacity as Sesen Bio stockholders) and their Related Persons shall be forever barred, estopped, and enjoined from commencing, instituting, or prosecuting any of the Released Claims (including Unknown Claims) derivatively or any derivative action or other proceeding against any of the Released Persons based on the Released Claims, or any derivative action or proceeding arising out of, relating to, or in connection with the Released Claims or the filing, prosecution, defense, settlement, or resolution of the Actions. Nothing herein shall in any way impair or restrict the rights of any Party to enforce the terms of the Stipulation. 8. Upon the Effective Date, Sesen Bio, shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged all Released Claims (including Unknown Claims) against the Released Persons.

- 3 - 9. Upon the Effective Date, Sesen Bio shall be forever barred, estopped, and enjoined from commencing, instituting, or prosecuting any of the Released Claims (including Unknown Claims) or any action or other proceeding against any of the Released Persons based on the Released Claims, or any action or proceeding arising out of, relating to, or in connection with the Released Claims or the filing, prosecution, defense, settlement, or resolution of the Actions. Nothing herein shall in any way impair or restrict the rights of any Party to enforce the terms of the Stipulation. 10. Upon the Effective Date, each of the Released Persons shall be deemed to have fully, finally, and forever released, relinquished, and discharged Plaintiffs and their Related Persons, Plaintiffs’ Counsel, and Current Sesen Bio Stockholders (solely in their capacity as Sesen Bio stockholders) from all claims (including unknown claims), asserted in, arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement, or resolution of the Actions or the Released Claims. Nothing herein shall in any way impair or restrict the rights of any Party to enforce the terms of the Stipulation. 11. Upon the Effective Date, each of the Released Persons shall be forever barred, estopped, and enjoined from commencing, instituting, or prosecuting any claims (including unknown claims), asserted in, arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement, or resolution of the Actions or the Released Claims or any action or other proceeding based on any claims (including unknown claims), asserted in, arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement, or resolution of the Actions or the Released Claims against any of Plaintiffs and their Related Persons, Plaintiffs’ Counsel, and Current Sesen Bio Stockholders (solely in their capacity as Sesen Bio stockholders)

- 4 - and their Related Persons. Nothing herein shall in any way impair or restrict the rights of any Party to enforce the terms of this Stipulation. 12. During the course of the litigation, all parties and their respective counsel at all times complied with the requirements of Rule 11 of the Federal Rules of Civil Procedure. 13. The Court hereby approves the sum of $630,000 for the payment of Plaintiffs’ Counsel’s attorneys’ fees and expenses (“Fee and Expense Award”) and finds that the Fee and Expense Award is fair and reasonable. No other fees, costs, or expenses may be awarded to Plaintiffs’ Counsel in connection with the Settlement. The Fee and Expense Award shall be distributed in accordance with the terms of the Stipulation. 14. The Court hereby approves the Service Awards of $2,500 for each of the two Derivative Plaintiffs and for the State Plaintiff to be paid from Plaintiffs’ Counsel’s Fee and Expense Award in recognition of their participation and effort in the prosecution of the Actions. 15. Neither the Stipulation nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement: (i) is or may be deemed to be or may be offered, attempted to be offered or used in any way by the Parties or any other Person as a presumption, a concession or an admission of, or evidence of, any fault, wrongdoing, liability, or non-liability of the Parties or Released Persons, or of the validity or infirmity of any Released Claims; or (ii) is intended by the Parties to be offered or received as evidence or used by any other person in any other actions or proceedings, whether civil, criminal, or administrative, other than to enforce the terms therein. 16. Without affecting the finality of the Judgment entered in accordance with the Stipulation, the Court shall retain jurisdiction to implement and enforce the terms of the Stipulation and the Judgment and to consider any matters or disputes arising out of or relating to the

- 5 - Settlement, and the Parties submit to the jurisdiction of the Court for purposes of implementing and enforcing the Settlement embodied in the Stipulation and Judgment, and for matters or disputes arising out of or relating to the Settlement. 17. Pursuant to Rule 23.1 of the Federal Rules of Civil Procedure, this Court hereby finally approves the Stipulation and Settlement in all respects, and orders the Parties to perform its terms to the extent the Parties have not already done so. 18. This Judgment is a final judgment, and the Court finds that no just reason exists for delay in entering the Judgment in accordance with the Stipulation. Accordingly, the Clerk is hereby directed to enter this Judgment forthwith in accordance with Rule 58 of the Federal Rules of Civil Procedure. IT IS SO ORDERED. DATED: HONORABLE RICHARD G. STEARNS U.S. DISTRICT JUDGE